Filed pursuant to Rule 424(b)(5)
Registration No. 333-292697

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 21, 2026)

10,879,376 SHARES OF COMMON STOCK

PRE-FUNDED WARRANTS TO PURCHASE 7,870,624 SHARES OF COMMON STOCK

We are offering 10,879,376 of shares of our common stock and, in lieu of the shares of common stock to certain investors that so choose, pre-funded warrants to purchase 7,870,624 shares of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.0001 per share of common stock, which is the exercise price of each pre-funded warrant. The public offering price for each share of common stock is $4.00. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the pre-funded warrants. Our common stock trades on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “STTK.” On June 9, 2026, the last reported sale price for our common stock on Nasdaq was $4.27 per share.

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants on Nasdaq or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$4.00	$3.9999	$74,999,213
Underwriting discounts and commissions(1)	$0.24	$0.2400	$4,500,000
Proceeds to us, before expenses	$3.76	$3.7599	$70,499,213

(1)	See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock and pre-funded warrants is expected to be made on or about June 11, 2026.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 2,812,500 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $5,175,000 and the total proceeds to us, before expenses, will be $81,074,213.

Joint Bookrunning Managers

Leerink Partners	J.P. Morgan	Piper Sandler	Cantor

Prospectus supplement, dated June 9, 2026

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the “SEC”, using a ‘‘shelf’’ registration process, and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. This prospectus supplement relates to the offering of shares of our common stock and pre-funded warrants. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision. In general, when we refer only to the prospectus, we are referring to both the prospectus supplement and the accompanying prospectus combined.

This prospectus supplement describes the terms of securities offered in this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the accompanying prospectus or information contained in any document incorporated by reference into this prospectus supplement or accompanying prospectus that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized any other person to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any permitted free writing prospectuses we have authorized for use in connection with this offering. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on, or accessible through, our website is not part of this prospectus supplement. We and the underwriters are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, we use the terms “Shattuck Labs,” “Shattuck,” “company,” “we,” “us,” and “our” in this prospectus to refer to Shattuck Labs, Inc. and, where appropriate, our subsidiary.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, as well as those contained in the other documents incorporated by reference herein.

Overview

We are a biotechnology company specializing in the development of potential treatments for inflammatory and immune-mediated diseases. We are developing a potentially first-in-class antibody for the treatment of inflammatory bowel disease and other inflammatory and immune-mediated diseases. Our expertise in protein engineering and the development of novel tumor necrosis factor receptor therapeutics come together in our lead program, SL-325, which we believe could be a first-in-class death receptor 3 antagonist antibody.

Recent Developments

Data from Phase 1 Clinical Trial of SL-325

On June 8, 2026, the Company announced data from its Phase 1 clinical trial of SL-325, Shattuck’s lead DR3 blocking antibody candidate.

Key Phase 1 Findings

The Phase 1 trial is a first-in-human, randomized, placebo-controlled trial evaluating the safety, tolerability, pharmacokinetics (“PK”), receptor occupancy (“RO”), pharmacodynamics (“PD”), and immunogenicity of SL-325 in healthy volunteers. The study enrolled 72 participants, across six single-ascending dose cohorts, with doses ranging from 0.1 mg/kg to 30.0 mg/kg, and three multiple-ascending dose cohorts, with doses ranging from 1 mg/kg to 10 mg/kg.

•	Immunogenicity: Antidrug antibodies (“ADA”) to SL-325 were detected in 3.7% [2/54] of participants who received SL-325.

•	In these two participants, ADA were low titer (≤16), and no impact to PK or receptor occupancy was observed.

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The ADA assay used to detect ADA to SL-325 has a sensitivity of 5.0 ng/ml and drug tolerance of up to SL-325 concentrations of 160.0 µg/ml in the serum. For each participant in this Phase 1 trial, samples were analyzed over a time course, ensuring that samples from each participant fell within the dynamic range of the assay across the full dose range, and thus limiting the possibility of false negative results.

•

Published and emerging data suggest that ADA to anti-TL1A antibodies impact efficacy. SL-325’s potentially best-in-mechanism immunogenicity profile is expected to lead to improved efficacy at both the induction and maintenance timepoints compared to anti-TL1A antibodies.

•	Pharmacokinetics and Receptor Occupancy:

•	Complete DR3 occupancy, as measured by blockade of TL1A binding, was observed at doses of 0.1 mg/kg and higher in all participants.

•

Complete inhibition of TL1A binding was durable for more than 10 weeks, and extended PK modeling suggests that complete inhibition of TL1A binding may be sustained for greater than 3 months at doses of greater than1 mg/kg of SL-325.

•	The PK profile of SL-325 demonstrated proportional increases in Cmax and AUClast across all dose levels.

•	Repeated dosing demonstrated an accumulation ratio of 1.64-1.75.

•	A subcutaneous formulation of SL-325 has been developed. These Phase 1 results indicate the potential for quarterly dosing at a volume compatible with an autoinjector pen.

•	Pharmacodynamics: Clinical data now corroborate our previous preclinical findings that SL-325 is a pure DR3 blocking antibody.

•	No evidence of DR3 agonism was observed.

•	No evidence of SL-325 mediated lymphocyte proliferation or changes in serum cytokines was observed in any participant at any dose level.

•	No increases in serum levels of TL1A from baseline were observed.

•	Safety: SL-325 was well tolerated at all dose levels and upon repeat dosing, with a favorable safety profile consistent with the TL1A inhibitor class.

•	There were no serious treatment-emergent adverse events (“TEAEs”) or serious adverse events.

•	All treatment-related adverse events (“TRAEs”) were Grade 1. TRAEs were observed in 12 participants.

RECEPTIVE-CD1 Phase 2b Trial of SL-325 in Crohn’s Disease

The RECEPTIVE-CD1 clinical trial is designed as a randomized, double-blind, placebo-controlled Phase 2b clinical trial to evaluate the safety and efficacy of two dose levels of SL-325 as monotherapy versus placebo in moderate-to-severe Crohn’s disease. SL-325 will be administered intravenously, and the trial will include a 12-week induction period, followed by a 40-week maintenance period, for a total of 52 weeks of treatment for each patient enrolled.

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RECEPTIVE-CD1 is expected to enroll approximately 174 patients, randomized 1:1:1, with patients receiving either low dose SL-325, high dose SL-325, or placebo. RECEPTIVE-CD1 will enroll patients at clinical sites in the United States, Canada, and Europe.

•	RECEPTIVE-CD1 is expected to enroll patients with moderate-to-severe Crohn’s disease, as defined with a Crohn’s Disease Activity Index (“CDAI”) score of between 220 and 450.

•	The primary endpoint is expected to be endoscopic response at Week 12, and the key secondary endpoint will be clinical remission at Week 12.

•	Patients randomized to the placebo arm will be eligible to receive SL-325 after the 12-week induction period

•	The primary endpoint, endoscopic response at 12 weeks, is expected to be disclosed in the first half of 2028

SL-846: A Dual DR3 and IL-23 Receptor Blocking Antibody

SL-846 is our lead bispecific product candidate and is designed to simultaneously bind to DR3 and to IL-23 receptor, blocking the interaction with TL1A and IL-23, respectively, while avoiding the risk of immune complex formation and resulting ADA challenges of the TL1A-based bispecifics.

•	SL-846 is an Fc-silenced, half-life extended, IgG1 bispecific antibody

•	Preclinical data demonstrated that SL-846 was equipotent, or more potent, than sequence equivalents of risankizumab and icotrokinra controls in multiple in vitro and cell-based potency assays

•	SL-846 is currently being evaluated in an ongoing IND-enabling GLP toxicology study in non-human primates. Safety and immunogenicity data are expected in the second half of 2026.

•	Shattuck expects to submit an IND for SL-846 in the first half of 2027.

Warrant Exercises

On June 9, 2026, we announced that we have received notices to exercise totaling approximately 50.6 million common stock warrants to date, representing approximately 96% of the warrants issued in the Company’s August 4, 2025 private placement. The exercise of these warrants is expected to result in aggregate gross proceeds of approximately $54.9 million. As of March 31, 2026, we had received aggregate gross proceeds of approximately $5.6 million pursuant to the exercise of 5,147,773 warrants. We expect to receive additional aggregate gross proceeds totaling approximately $49.3 million from the exercise of 45,438,709 common stock warrants since March 31, 2026. Together with existing cash and cash equivalents and short term investments of approximately $90.4 million as of March 31, 2026, we expect to be able to fund operations into 2029. This cash runway guidance is based on our current operational plans and excludes any additional capital that may be received (other than from the exercise of these common stock warrants), proceeds from business development transactions, and/or additional costs associated with clinical development activities that may be undertaken.

Corporate Information

We were incorporated in 2016 in the State of Delaware. Our principal executive offices are located at 500 W. 5th Street, Suite 1200, Austin, TX 78701 and our telephone number is (512) 900-4690. Our website is www.shattucklabs.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein.

Implications of being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will be a smaller reporting company and may continue to take advantage of the scaled-back disclosures available to smaller reporting companies for so long as (i) the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our most recently completed second fiscal quarter or (ii) at the time of determination at the end of the fiscal year, (a) our annual revenue is less than $100.0 million during the most recently completed fiscal year for which audited financial statements are then-available and (b) the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our most recently completed second fiscal quarter.

THE OFFERING

Common stock offered by us	10,879,376 of shares.

Pre-funded warrants offered by us	We are also offering, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 7,870,624 shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.0001 per share of common stock, which is the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. See the section titled “Description of Securities We Are Offering” for additional information. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants.

Option to purchase additional shares of common stock	We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 2,812,500 shares of our common stock at the public offering price, less underwriting discounts and commissions on the same terms as set forth in this prospectus.

Total common stock to be outstanding immediately after this offering	100,566,289 shares (of which 92,695,665 shares will be common stock), or 103,378,789 shares (of which 95,508,165 shares will be common stock) if the underwriters exercise their option to purchase additional shares of our common stock in full, assuming no exercise of the pre-funded warrants offered and sold in this offering.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $70.5 million (or approximately $81.1 million if the underwriters exercise in full their option to purchase additional shares of our common stock), based on the public offering price of $4.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to advance our ongoing and planned clinical trials and to develop and advance additional product candidates, as well as for working capital and general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-6 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.

The Nasdaq Global Select Market	“STTK.” There is no established public trading market for the pre-funded warrants, and we do not intend to apply for listing of the pre-funded warrants on Nasdaq or any securities exchange or nationally recognized trading system.

The number of shares of common stock that will be outstanding after this offering is based on 75,581,787 shares of common stock outstanding as of March 31, 2026 and excludes, in each case, as of March 31, 2026:

•	47,487,573 shares of common stock issuable upon the exercise of common warrants to purchase common stock outstanding as of March 31, 2026 at a weighted-average exercise price of $1.0846;

•	38,448,034 shares of common stock issuable upon the exercise of pre-funded warrants to purchase common stock outstanding as of March 31, 2026 at a weighted-average exercise price of $0.0001;

•	13,064,499 shares of common stock issuable upon the exercise of outstanding stock options under our 2020 Equity Incentive Plan (“EIP”), with a weighted-average exercise price of $5.05 per share;

•	589,803 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	1,559,581 shares of common stock reserved for future equity award grants under the EIP;

•	1,660,870 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan (“ESPP”); and

•	shares of our common stock that may be sold from time to time under our “at the market” equity offering program with Leerink Partners LLC.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of outstanding options and no vesting of restricted stock units or restricted common stock awards after March 31, 2026;

•	no exercise of common warrants to purchase common stock outstanding after March 31, 2026 and no exercise of pre-funded warrants to purchase common stock outstanding after March 31, 2026;

•	no exercise of the pre-funded warrants offered and sold in this offering; and

•	no exercise of the underwriters’ option to purchase additional shares of our common stock.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement, including the risk factors and other information contained in or incorporated by reference into this prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

Risks Related to This Offering

The offering price was set by the board of directors and does not necessarily indicate the actual or market value of our common stock.

Our board of directors approved the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

The price of our stock may be volatile, and you could lose all or part of your investment.

The trading price of our common stock has fluctuated, and is likely to continue to fluctuate substantially in response to various factors, some of which are beyond our control, including the factors discussed in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The realization of any of these factors could have a dramatic and adverse impact on the market price of our common stock.

In addition, the stock market in general, and the market for biotechnology and biopharmaceutical companies in particular, have historically been particularly volatile and experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. If the market price of our common stock does not exceed the price at which you purchase your shares, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, securities class action litigation has often been instituted against companies, including against us, following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would materially adversely affect our business, financial condition and results of operation.

If you purchase shares of our common stock in this offering, or pre-funded warrants in lieu thereof, you will incur immediate and substantial dilution and may experience additional dilution in the future.

You will suffer immediate and substantial dilution with respect to the common stock or the shares of common stock underlying the pre-funded warrants you purchase in this offering. The offering price will be substantially higher than the as adjusted net tangible book value per share of our common stock after this offering. If you purchase common stock (or pre-funded warrants in lieu thereof) in this offering at the public offering price of $4.00 per share (or $3.9999 per pre-funded warrant in lieu thereof), and assuming that the underwriters do not exercise their option to purchase additional shares of common stock in this offering, you will incur immediate and substantial dilution of $2.08 per share, representing the difference between the public offering price of $4.00 per share and our pro forma net tangible book value per share as of March 31, 2026. This dilution would be due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering and the exercise of stock options granted to our employees, directors and consultants. In addition, we have a significant number of stock options and pre-funded warrants outstanding. To the extent outstanding stock options and pre-funded warrants are exercised, new stock options are issued, the pre-funded warrants issued in this offering are exercised, restricted stock units vest and settle, or we issue additional shares of common stock in the future, including through the sale of equity or convertible debt securities, there will be further dilution to new investors. The exercise of any of these outstanding options or pre-funded warrants would result in further dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options or pre-funded warrants, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of these pre-funded warrants will be limited.

Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of the pre-funded warrants acquire shares of our common stock upon exercise of such pre-funded warrants, the holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, such as voting rights or the rights to receive dividends. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.

We will not receive significant additional funds upon the exercise of the pre-funded warrants being offered.

In certain circumstances, each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the pre-funded warrants or if the pre-funded warrants altogether are not exercised at all. In addition, the pre-funded warrants have an exercise price of $0.0001 per share of common stock, and as a result we will not receive significant additional funds upon their exercise even if not a cashless exercise.

Significant holders or beneficial owners of our common stock may not be permitted to exercise pre-funded warrants that they hold.

Holders of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis,” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised his or her warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise, subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants is available.

A sale of a substantial number of shares of our common stock, including any shares issuable upon exercise of any pre-funded warrants, may cause the price of our common stock to decline.

We cannot predict what effect, if any, future sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of any pre-funded warrants issued in this offering or option awards or upon settlement of restricted stock units or shares sold pursuant to our “at the market” equity offering program that we entered into on January 22, 2026 with Leerink Partners LLC (the “Sale Agreement”), or the perception that such sales may occur, could adversely affect the market price of our common stock. For example, 5,147,773 shares were issued upon exercise of our common warrants prior to March 31, 2026, and 5,000,000 shares were sold pursuant to the Sale Agreement during the quarter ended March 31, 2026. We also expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, including the shares issuable upon exercise of the 47,487,573 common stock warrants that remaining outstanding as of March 31, 2026, could reduce the market price of our common stock.

Participation in this offering by certain of our existing stockholders and their affiliated entities may reduce the public float for our common stock.

If any of our existing stockholders and their affiliated entities purchase shares of our common stock in this offering, such purchases would reduce the available public float of our common stock because such purchasers would be restricted from selling such shares during the 60-day period following this offering and thereafter would be subject to volume limitations pursuant to restrictions under applicable securities laws. As a result, any purchase of shares of our common stock by our existing stockholders and their affiliated entities in this offering will reduce the liquidity of our common stock relative to what it would have been had these shares been purchased by investors that were not our stockholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein. Our forward-looking statements are subject to risks and uncertainties and include information about our current expectations and possible or assumed future results of our operations. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “projected,” “intend” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements. Such business, economic and competitive uncertainties include:

•	the timing of the initiation, progress, and expected results of our nonclinical studies, our clinical trials, and our research and development programs;

•	our ability to enroll patients in our clinical trials;

•	the costs related to our nonclinical studies, our clinical trials, our research and development programs, and the impact of inflationary pressures on such costs;

•	our ability to retain the continued service of our key executives and to identify, hire, and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, nonclinical studies and clinical trials;

•	the timing or likelihood of regulatory filings and approvals;

•	the commercialization of our product candidates, if approved;

•	our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•	the pricing, coverage, and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, and product candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our technology;

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our potential need to obtain additional licenses of third-party technology that may not be available to us or are available only on commercially unreasonable terms, and which may cause us to operate our business in a more costly or otherwise adverse manner that was not anticipated;

•	our ability to enter into strategic arrangements and/or collaborations and to realize the potential benefits of such arrangements;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our estimates regarding the market opportunity for our product candidates, if approved;

•	our estimates regarding expenses, capital requirements, and needs for additional financing, and our ability to obtain additional capital;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

•

economic downturns, inflation, fluctuating interest rates, changes in trade policies including tariffs or other trade restrictions, or the threat of such actions, natural disasters, public health crises such as pandemics, political crises, government shutdowns, geopolitical events, or other macroeconomic conditions; and

•

the other risks more fully discussed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. Readers should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made. We do not undertake, and expressly disclaim, any intention to update or alter any statements whether as a result of new information, future events or otherwise except as required by law.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $70.5 million (or approximately $81.1 million if the underwriters’ option to purchase additional shares is exercised in full) from the sale of the shares of common stock and pre-funded warrants offered by us in this offering, based on the public offering price of $4.00 per share of common stock and $3.9999 per pre-funded warrant (which equals the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.0001 per share of common stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the pre-funded warrants sold in this offering.

We intend to use the net proceeds from this offering to advance our ongoing and planned clinical trials and to develop and advance additional product candidates, as well as for working capital and general corporate purposes.

Assuming the full exercise of remaining outstanding common stock warrants, we currently expect that our existing cash and cash equivalents would be able to fund operations into 2029. See “Prospectus Supplement Summary—Recent Developments—Warrant Exercises.”

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. See the section titled “Risk Factors—Risks Related to This Offering—We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.”

Pending the use of the proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including which may include interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION

If you invest in our common stock in this offering (or pre-funded warrants in lieu thereof), your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock (or pre-funded warrant in lieu thereof) and the pro forma net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of March 31, 2026 was approximately $95.8 million, or $1.27 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share of common stock represents net tangible book value divided by an aggregate of 75,581,787 shares of our common stock outstanding as of March 31, 2026.

After giving effect to our issuance and sale of 10,879,376 shares of our common stock and 7,870,624 pre-funded warrants in this offering at the public offering price of $4.00 per share and $3.9999 per pre-funded warrant (which equals the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.0001 per share of common stock), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2026 would have been approximately $166.0 million, or $1.92 per share. This represents an immediate increase in pro forma net tangible book value of $0.65 per share to our existing stockholders and an immediate dilution of $2.08 per share to investors purchasing securities in this offering, as illustrated in the following table:

Offering price per share		$4.00
Net tangible book value per share as of March 31, 2026	$1.27

Increase in net tangible book value per share attributable to this offering	0.65

As adjusted net tangible book value per share after this offering		1.92

Dilution per share to new investors in this offering		$2.08

The dilution information discussed above assumes no exercise of the pre-funded warrants sold in this offering and is illustrative only. If holders of the pre-funded warrants exercise the pre-funded warrants in full, the as adjusted net tangible book value per share after giving effect to this offering would be $1.76 per share, representing an immediate increase to existing stockholders of $0.49 per share, and immediate dilution to new investors in this offering of $2.24 per share.

If the underwriters exercise in full their option to purchase additional shares, our pro forma net tangible book value per share after this offering would be $1.98, representing an immediate increase in pro forma net tangible book value per share of $0.71 to existing stockholders and immediate dilution in pro forma net tangible book value per share of $2.02 to new investors purchasing shares of common stock in this offering at the public offering price of $4.00 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of common stock that will be outstanding after this offering is based on 75,581,787 shares of common stock outstanding as of March 31, 2026 and excludes, in each case, as of March 31, 2026:

•	47,487,573 shares of common stock issuable upon the exercise of common warrants to purchase common stock outstanding as of March 31, 2026 at a weighted-average exercise price of $1.0846;

•	38,448,034 shares of common stock issuable upon the exercise of pre-funded warrants to purchase common stock outstanding as of March 31, 2026 at a weighted-average exercise price of $0.0001;

•	13,064,499 shares of common stock issuable upon the exercise of outstanding stock options under our EIP, with a weighted-average exercise price of $5.05 per share;

•	589,803 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	1,559,581 shares of common stock reserved for future equity award grants under the EIP; and

•	1,660,870 shares of common stock reserved for future issuance under our ESPP.

To the extent that options, pre-funded warrants or common warrants outstanding as of March 31, 2026 have been or are exercised, restricted stock units outstanding as of March 31, 2026 have vested or vest, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. See the section titled “Description of Securities” in the accompanying prospectus for more information regarding our shares of common stock.

Pre-Funded Warrants

The following is a summary of the material attributes and characteristics of the pre-funded warrants. The form of pre-funded warrant will be provided to the pre-funded warrant purchasers in this offering and will be filed as an exhibit to a Current Report on Form 8-K filed in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. The following summary is subject in all respects to the provisions contained in the pre-funded warrants.

Duration and Exercise Price. Each pre-funded warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $0.0001 per share. Each pre-funded warrant will be exercisable at any time beginning on the date of issuance and will not expire. The number of shares of our common stock issuable upon exercise of each pre-funded warrant is subject to adjustment in the event of stock dividends, stock splits, combinations, reclassifications or similar events affecting our common stock and the exercise price.

Exercisability. The holder of the pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of shares of our common stock for which the pre-funded warrant is being exercised. The holder of the pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of common stock determined according to the formula set forth in the pre-funded warrant.

Upon a holder’s exercise of the pre-funded warrant, we will issue the shares of common stock to which the holder is entitled pursuant to such exercise within three trading days after the exercise date.

A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) or Section 16 of the Exchange Act) to exceed 4.99% or 9.99%, as applicable, of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to us.

Fundamental Transaction. In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, a business combination resulting in another person acquiring more than 50% of our capital stock or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on Nasdaq or any securities exchange or nationally recognized trading system.

We will initially serve as the warrant agent under the pre-funded warrants.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of the common stock and pre-funded warrants issued pursuant to this offering. The discussion does not purport to be a complete analysis of all potential tax considerations. The considerations of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws, are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock or pre-funded warrants. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax considerations of the ownership and disposition of our common stock or pre-funded warrants.

This discussion is limited to holders that hold our common stock or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations relevant to such holder’s particular circumstances, including without limitation the alternative minimum tax and the effect of the Medicare contribution tax on net investment income. In addition, it does not address considerations relevant to holders who are subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock or pre-funded warrants as part of a hedge, straddle or other risk-reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in currencies or securities, or other persons that elect to use a mark-to-market method of accounting for their holdings in our common stock or pre-funded warrants;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;

•	tax-qualified retirement plans;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock and/or pre-funded warrants; and

•

pension plans or funds, or an entity that is wholly owned by a pension plan or fund, including “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock or pre-funded warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, each partnership and each partner in such partnership holding our common stock or pre-funded warrants is urged to consult its tax advisor regarding the U.S. federal income tax considerations to it of the ownership and disposition of our common stock or pre-funded warrants.

For purposes of this discussion, a “U.S. Holder” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock or pre-funded warrants that is neither a U.S. Holder nor an entity or arrangement treated as a partnership or other entity or arrangement treated as a pass-through entity for U.S. federal income tax purposes.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. EACH INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, because the exercise price of the pre-funded warrants is a nominal amount, the pre-funded warrants are generally expected to be treated as shares of our common stock for U.S. federal income tax purposes (and a holder is expected to be subject to the same tax considerations as if the holder held shares of our common stock as discussed below). Accordingly, no gain or loss should be recognized upon exercise of a pre-funded warrant (other than with respect to cash paid in lieu of a fractional share), and the holding period of the shares of our common stock received upon exercise of a pre-funded warrant should include the holding period of the pre-funded warrant. Similarly, the tax basis of the pre-funded warrant should carry over to the shares of common stock received upon exercise, increased by the exercise price. Each U.S. Holder and Non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations to it of the ownership and disposition of the pre-funded warrants and the consequences upon a cashless exercise of a pre-funded warrant, including with respect to its holding period and tax basis in the shares of common stock received. The remainder of this discussion assumes that the pre-funded warrants will be treated as shares of our common stock for U.S. federal income tax purposes.

U.S. Holders

Distributions on Common Stock and Pre-Funded Warrants.

We have no present intention to pay cash dividends on our common stock and pre-funded warrants. However, if we do make distributions of cash or other property on our common stock and pre-funded warrants (other than certain distributions of our common stock or pre-funded warrants), those distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the amount of such distributions exceeds our current and accumulated earnings and profits, such excess will generally constitute a non-taxable return of capital and will first be applied against and reduce, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock or pre-funded warrants. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “U.S. Holders—Sale or Other Taxable Disposition of Common Stock or Pre-Funded Warrants.”

Dividends paid to a U.S. Holder of our common stock or pre-funded warrants that is a taxable corporation will generally qualify for the dividends received deduction if the requirements relating to the requisite holding period are satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that currently are subject to tax at preferential long-term capital gains rates.

Sale or Other Taxable Disposition of Common Stock or Pre-Funded Warrants

Upon a sale, taxable exchange or other taxable disposition of our common stock or pre-funded warrants, a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between (1) the amount realized upon such sale, taxable exchange or other taxable disposition and (2) such U.S. Holder’s tax basis in the common stock or pre-funded warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the common stock or pre-funded warrant is held by the U.S. Holder for more than one year at the time of such sale, taxable exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale, exchange or other taxable disposition of our common stock or pre-funded warrants, unless the U.S. Holder is an exempt recipient (provided that, in the case of dividends paid to such exempt recipient, the exempt recipient is not subject to backup withholding under Section 3406 of the Code). Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Distributions on Common Stock and Pre-Funded Warrants

We have no present intention to pay cash dividends on our common stock and pre-funded warrants. However, if we do make distributions of cash or other property on our common stock and pre-funded warrants (other than certain distributions of our common stock or pre-funded warrants), those distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the amount of such distributions exceeds our current and accumulated earnings and profits, such excess will generally constitute a non-taxable return of capital and will first be applied against and reduce, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock or pre-funded warrants. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “Non-U.S. Holders—Sale or Other Taxable Disposition of Common Stock or Pre-Funded Warrants.”

Dividends paid to a Non-U.S. Holder of our common stock or pre-funded warrants that are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided such Non-U.S. Holder furnishes the applicable withholding agent with documentation required to claim benefits under such tax treaty (generally, a valid IRS Form W-8BEN or W-8BEN-E or a successor form)). These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Each Non-U.S. Holder is urged to consult its tax advisor regarding U.S. federal withholding tax on distributions on our common stock or pre-funded warrants, including such Non-U.S. Holder’s eligibility for benefits under any applicable income tax treaties and the availability of a refund on any excess U.S. federal tax withheld.

If dividends paid to a Non-U.S. Holder are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), such Non-U.S. Holder will generally be exempt from the U.S. federal withholding tax described above. To claim the exemption, a Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or a successor form) certifying that the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States. In general, any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. person, unless a specific treaty exemption applies. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Each Non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of any distributions with respect to our common stock or pre-funded warrant, including any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition of Common Stock or Pre-Funded Warrants

A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock or pre-funded warrants unless:

•

the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	such Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our common stock or pre-funded warrants constitute a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons, unless a specific treaty exemption applies. A Non-U.S. Holder that is a corporation also may be subject to a “branch profits tax” at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S.-source capital losses of a Non-U.S. Holder, provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and we do not anticipate becoming, a USRPHC. However, we cannot assure you that we will not become a USRPHC. Even if we are or were to become a USRPHC, however, our common stock will not be treated as a USRPI if our common stock is “regularly traded” on an “established securities market” (as such terms are defined by applicable Treasury

Regulations) and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock or pre-funded warrants throughout the shorter of the 5-year period ending on the date of the sale or other taxable disposition or such Non-U.S. Holder’s holding period. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders of pre-funded warrants are urged to consult their tax advisors regarding the application of these rules.

Each Non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of the sale or other taxable disposition of our common stock or pre-funded warrants, including any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock or pre-funded warrants generally will not be subject to backup withholding provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a U.S. person and the Non-U.S. Holder certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or other applicable IRS form, or otherwise establishes an exemption. Information returns are required to be filed with the IRS in connection with any distributions on our common stock or pre-funded warrants paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Information reporting and, depending on the circumstances, backup withholding generally will apply (at the applicable rate) to the proceeds of the sale or other taxable disposition of our common stock or pre-funded warrants within the United States or conducted through certain U.S.-related brokers, unless the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that a Non-U.S. Holder is a U.S. person, or such Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock or pre-funded warrants conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and the rules and regulations promulgated thereunder (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock or pre-funded warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless: (i) the foreign financial institution undertakes certain diligence, reporting and withholding obligations; (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States concerning FATCA may be subject to different rules.

Under current Treasury Regulations, FATCA withholding could apply to gross proceeds from a sale or other disposition of property of a type that can produce U.S.-source dividends. However, the U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on payments of gross proceeds. Although these proposed regulations are not final and have not been adopted as final Treasury Regulations, the preamble to the proposed regulations provides that taxpayers generally may rely on the proposed regulations until final regulations are issued. Accordingly, FATCA withholding generally is not expected to apply to gross proceeds from a sale or other disposition of the common stock or pre-funded warrants, although FATCA withholding may continue to apply to other withholdable payments, such as dividends.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock or pre-funded warrants.

UNDERWRITING

Leerink Partners LLC, J.P. Morgan Securities LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co. are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock and pre-funded warrants to purchase shares of common stock set forth opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Leerink Partners LLC	3,590,194	2,597,306
J.P. Morgan Securities LLC	3,590,194	2,597,306
Piper Sandler & Co.	2,284,669	1,652,831
Cantor Fitzgerald & Co.	1,414,319	1,023,181

Total	10,879,376	7,870,624

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of the shares of common stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock and pre-funded warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the shares of common stock and pre-funded warrants to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.1440 per share or pre-funded warrant. After the initial offering of the shares of common stock and pre-funded warrants, the public offering price, concession or any other term of this offering may be changed by the representatives.

The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock and pre-funded warrants.

			Total
	Per Share	Per Pre-Funded Warrant	Without Option	With Option
Initial public offering price	$4.00	$3.9999	$74,999,213	$86,249,213
Underwriting discounts and commissions	$0.24	$0.2400	$4,500,000	$5,175,000
Proceeds, before expenses, to us	$3.76	$3.7599	$70,499,213	$81,074,213

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000. We have agreed to reimburse the underwriters for certain of their expenses in an amount not to exceed $40,000.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 2,812,500 additional shares of common stock at the initial public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and our executive officers and directors have agreed not to sell or transfer any shares of our capital stock or securities convertible into or exchangeable or exercisable for such capital stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of the representatives on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain customary exceptions, not to directly or indirectly, offer, sell, contract to sell, pledge, lend, hedge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

The foregoing restrictions shall not apply to:

(1)	transfers to the Company in connection with (A) the termination of such stockholder’s employment or (B) pursuant to agreements under which the Company has the option to repurchase such shares;

(2)	the exercise of options or purchases under any Company stock incentive plan or stock purchase plan, provided that the underlying shares remain subject to the restrictions herein;

(3)	the exercise of pre-funded warrants or other outstanding Company warrants into shares of common stock, provided that such shares remain subject to the restrictions herein;

(4)	transfers to the Company to cover tax withholdings upon vesting of any equity award under any Company stock incentive plan or stock purchase plan;

(5)

transfers by operation of law pursuant to a court order or settlement agreement related to the dissolution of a marriage or civil union, provided that the transferee agrees to be bound by the restrictions herein;

(6)	the establishment of a trading plan under Rule 10b5-1, provided that such trading plan does not provide for any transfers during the lock-up period;

(7)	sales or transfers pursuant to a Rule 10b5-1 trading plan entered into prior to the date of this prospectus supplement; and

(8)	transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other change of control transaction made to all holders and approved by the Company’s board of directors.

Nasdaq Global Select Market Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “STTK.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock and pre-funded warrants is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares and/or pre-funded warrants described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or pre-funded warrants or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares or pre-funded warrants granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of common stock or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock and pre-funded warrants which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the shares of common stock and pre-funded warrants may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock or pre-funded warrants shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock and pre-funded warrants in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock or pre-funded warrants to be offered so as to enable an investor to decide to purchase any shares of common stock or pre-funded warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Each person in a Relevant State who receives any communication in respect of, or who acquires any shares of common stock or pre-funded warrants under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and to us that:

(a) it is a qualified investor within the meaning of the Prospectus Regulation; and

(b) in the case of any shares of common stock or pre-funded warrants acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares of common stock or pre-funded warrants acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representative has been given to the offer or resale; or (ii) where the shares of common stock or pre-funded warrants have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares of common stock or pre-funded warrants to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representative of such fact in writing may, with the prior consent of the representative, be permitted to acquire shares of common stock or pre-funded warrants in the offering.

Notice to Prospective Investors in the United Kingdom

This prospectus and any other material in relation to the securities described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or “FSMA” ) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). The securities are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the securities will be engaged in only with, the Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

No shares of common stock or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock and pre-funded warrants which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of the shares of common stock or pre-funded warrants may be made to the public in the UK at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2(e) of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2(e) of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares of common stock or pre-funded warrants shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock and pre-funded warrants in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock or pre-funded warrants and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. Each person in the UK who acquires any shares of common stock or pre-funded warrants in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Canada

The shares of common stock and pre-funded warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock or pre-funded warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the “DFSA”. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our securities has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA”, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares of common stock and pre-funded warrants are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in our securities. Our securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act, or the “FinSA”, and no application has or will be made to admit our securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to our securities may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, San Francisco, California will pass upon the validity of the shares offered hereby. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

The financial statements of Shattuck Labs, Inc. as of December 31, 2025 and 2024, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of that registration statement, but do not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March  5, 2026 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 8, 2026 that are incorporated by reference therein);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•	Current Reports on Form 8-K filed with the SEC on January 22, 2026, February 5, 2026, June 2, 2026 and June 9, 2026; and

•

the description of our securities contained in our registration statement on Form 8-A filed with the SEC on October 5, 2020, including any amendments or reports filed for the purposes of updating this description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus supplement from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus supplement, until the earlier of the date on which: (1) all of the securities registered under the registration statement have been sold; or (2) the registration statement of which this prospectus supplement is a part has been withdrawn.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus supplement is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have not authorized anyone to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus.

Shattuck Labs, Inc.

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may issue, in one or more series or classes, up to $200,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

We may offer these securities through agents, underwriters or dealers or directly to investors. See “Plan of Distribution” in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our shares of common stock are listed on The Nasdaq Global Select Market under the symbol “STTK.” The last reported sale price of our common stock on The Nasdaq Global Select Market on January 12, 2026 was $4.59 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated January 21, 2026

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, references to “we,” “us,” “our,” “Shattuck Labs,” “Shattuck,” or the “Company” refer to Shattuck Labs, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts contained in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information referred to in the section entitled “Risk Factors” in this prospectus and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports, which is incorporated by reference herein, are forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “target,” “forecast,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts and reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus and incorporated by reference herein. Such risks, uncertainties and other important factors include, among others, the following risks, uncertainties and factors:

•	the timing of the initiation, progress, and expected results of our nonclinical studies, our clinical trials, and our research and development programs;

•	our ability to enroll patients in our clinical trials;

•	the costs related to our nonclinical studies, our clinical trials, our research and development programs, and the impact of inflationary pressures on such costs;

•	our ability to retain the continued service of our key executives and to identify, hire, and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, nonclinical studies and clinical trials;

•	the timing or likelihood of regulatory filings and approvals;

•	the commercialization of our product candidates, if approved;

•	our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•	the pricing, coverage, and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, and product candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our technology;

•

our potential need to obtain additional licenses of third-party technology that may not be available to us or are available only on commercially unreasonable terms, and which may cause us to operate our business in a more costly or otherwise adverse manner that was not anticipated;

•	our ability to enter into strategic arrangements and/or collaborations and to realize the potential benefits of such arrangements;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our estimates regarding the market opportunity for our product candidates, if approved;

•	our estimates regarding expenses, capital requirements, and needs for additional financing, and our ability to obtain additional capital;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

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economic downturns, inflation, fluctuating interest rates, changes in trade policies including tariffs or other trade restrictions, or the threat of such actions, natural disasters, public health crises such as pandemics, political crises, government shutdowns, geopolitical events, or other macroeconomic conditions; and

•	other risks and uncertainties, including those listed or incorporated by reference in “Risk Factors.”

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any accompanying prospectus supplement, information incorporated by reference herein or therein, and any related free-writing prospectus. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained in this prospectus are made as of the date of hereof and we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

THE COMPANY

We are a biotechnology company specializing in the development of potential treatments for inflammatory and immune-mediated diseases. We are developing a potentially first-in-class antibody for the treatment of inflammatory bowel disease and other inflammatory and immune-mediated diseases. Our expertise in protein engineering and the development of novel tumor necrosis factor receptor therapeutics come together in our lead program, SL-325, which we believe could be a first-in-class death receptor 3 antagonist antibody.

Corporate Information

We were incorporated in 2016 in the State of Delaware. Our principal executive offices are located at 500 W. 5th Street, Suite 1200, Austin, TX 78701 and our telephone number is (512) 900-4690. Our website is www.shattucklabs.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used to advance our ongoing and planned clinical trials and to develop and advance additional product candidates, as well as for working capital and general corporate purposes. We may also use a portion of the proceeds to license, acquire, or invest in complementary businesses, technology, products, or assets. However, we have no current commitments to do so. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the proceeds from this offering, we may invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit, or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings, if any, to fund the operations and the further development and expansion of our business. We have no present intention to pay cash dividends on our common stock. Any determination to pay dividends to holders of our common stock will be at the discretion of our board of directors (the “Board”) and will depend on many factors, including our financial condition, results of operations, liquidity, earnings, projected capital and other cash requirements, legal requirements, restrictions in the agreements governing any indebtedness we may enter into, our business prospects, and other factors that our Board deems relevant.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

General

The following is a summary of the material terms of our capital stock, as well as other material terms of our amended and restated certificate of incorporation (“certificate of incorporation”) and amended and restated bylaws (“bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws. For more information on how you can obtain our certificate of incorporation and our bylaws, see the heading “Where You Can Find Additional Information.”

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of “blank check” preferred stock, $0.0001 par value per share.

Common Stock

Our certificate of incorporation authorizes the issuance of up to 300,000,000 shares of our common stock. All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, and our certificate of incorporation does not provide for cumulative voting in the election of directors. The holders of our common stock will receive ratably any dividends declared by our Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities.

Preferred Stock

Under the terms of our certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and our bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts.

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Issuance of undesignated preferred stock: Under our certificate of incorporation, our Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board. The existence of authorized but unissued shares of preferred stock enables our Board to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

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Classified board: Our certificate of incorporation establishes a classified Board consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of our Board.

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Election and removal of directors and board vacancies: Our certificate of incorporation provides that directors will be elected by a plurality vote. Our certificate of incorporation and bylaws also provide that our Board has the right to increase or decrease the size of the Board and to fill vacancies on the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors. Only our Board is authorized to fill vacant directorships. In addition, the number of directors constituting our Board may be set only by resolution adopted by a majority vote of the directors then in office. These provisions prevent stockholders from increasing the size of our Board and gaining control of our Board by filling the resulting vacancies with its own nominees.

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Requirements for advance notification of stockholder nominations and proposals: Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

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No written consent of stockholders: Our certificate of incorporation provides that all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

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No stockholder ability to call special meetings: Our certificate of incorporation and bylaws provide that only our Board may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

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Amendments to certificate of incorporation and bylaws: Any amendment to our certificate of incorporation must be approved by a majority of our Board as well as, if required by law or our certificate of incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of provisions to Board classification, stockholder action, certificate amendments, and liability of directors must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our bylaws will be required to be approved by either a majority of our Board or not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class.

These provisions are designed to enhance the likelihood of continued stability in the composition of our Board and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.

Exclusive Forum Selection Clause

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum to the fullest extent permitted by law for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty owed by any director, officer or other employee to us or our stockholders; (3) any action asserting a claim against us or any director or officer or other employee arising pursuant to the DGCL; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (5) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. In addition, our certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but the forum selection provisions will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of imposing additional costs on stockholders in pursuing any such claims or limiting a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage lawsuits against us or our directors or officers. Although our certificate of incorporation contains the choice of forum provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

Transfer Agent and Registrar

Equiniti Trust Company, LLC serves as the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “STTK.”

Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find Additional Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

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the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

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if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

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the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

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whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

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whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Neither the DGCL nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

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our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

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certain events of bankruptcy, insolvency or reorganization occur with respect to Shattuck Labs or any restricted subsidiary of Shattuck Labs that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

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to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

•	to add a guarantor subsidiary in respect of any series of debt securities;

•	to secure any series of debt securities;

•	to add to the covenants of Shattuck Labs for the benefit of the holders or surrender any right or power conferred upon Shattuck Labs;

•	to appoint a successor trustee with respect to the securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of holders; or

•	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

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reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

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make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities of the relevant series;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

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make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Shattuck Labs, Inc. as of December 31, 2024 and 2023, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.shattucklabs.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

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Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March  27, 2025, as subsequently amended on April  30, 2025 and May  1, 2025 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on May 21, 2025 that are incorporated by reference therein);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 1, 2025, August 14, 2025 and November 6, 2025, respectively;

•	Current Reports on Form 8-K filed with the SEC on July 15, 2025, August 5, 2025, August 26, 2025; and

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 2020, including any amendments or reports filed for the purposes of updating this description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have not authorized anyone to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Shattuck Labs, Inc.

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

10,879,376 Common Stock

Pre-funded Warrants to Purchase 7,870,624 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Leerink Partners	J.P. Morgan	Piper Sandler	Cantor

June 9, 2026